Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

The undersigned firm of Independent Petroleum Engineers, of Casper, Wyoming, United States, knows that it is named as having prepared an audit of a constant dollar reserves evaluation prepared by Nautilus Poplar LLC dated August 21, 2014, of the Montana interests of Magellan Petroleum Corporation, and hereby gives its consent to the use of its name and to the use of the said estimates in the form and context in which they appear in the Annual Report on Form 10-K of Magellan Petroleum Corporation for the fiscal year ended June 30, 2014. We hereby further consent to the use of the information contained in our audit letter dated August 21, 2014 relating to said estimates. We further consent to the incorporation by reference thereof in Magellan Petroleum Corporation's Registration Statement Nos. 333-70567, 333-162668, 333-171149, and 333-189614 on Form S-8, and Registration Statement No. 333-177331 on Form S-3.

ALLEN & CROUCH PETROLEUM ENGINEERS, INC

		By:	/s/ Richard L. Vine, P.E.
Richard L. Vine, P.E.

Date:	September 18, 2014